EXHIBIT 4(b)(4)

                           GMAC COMMERCIAL CREDIT LLC
                           1290 Avenue of the Americas
                            New York, New York 10104

                                        As of December 10, 2001

TII NETWORK TECHNOLOGIES, INC.
1385 Akron Street
Copiague, New York 11726

        Re:  Amendment to Loan Documents
             ---------------------------

Gentlemen:

     Reference is made to certain financing arrangements by and among GMAC COMMERCIAL CREDIT LLC, formerly known as BNY FACTORING LLC, as successor by merger to BNY Financial Corporation ("Lender"), TII Industries, Inc. (the "Borrower") and TII Corporation (which has recently been dissolved) pursuant to certain financing agreements, including that certain Revolving Credit, Term Loan and Security Agreement dated April 30, 1998 ("Credit Agreement"), together with various other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, restated, renewed, extended, supplemented, substituted or otherwise modified, collectively, the "Loan Documents").

     Borrower has requested that Lender agree to amend certain provisions of the Loan Documents, all as more fully set forth herein. Lender has agreed to accommodate Borrower's request subject to the terms and conditions hereof.

     1.   Amendment.
          ---------

          (a) Borrower has advised Lender that as of the date hereof, Borrower has changed its name to "TII Network Technologies, Inc." (the "TII Name Change"). In order for the Borrower's representations and warranties under
Section 5.6 of the Credit Agreement to be accurate and correct, Borrower has requested that Lender agree to amend the Loan Documents to reflect the TII Name Change.

          (b) Lender hereby agrees to the proposed amendment to the Loan Documents to reflect the TII Name Change.

          (c) Borrower and Lender hereby acknowledge, confirm and agree that, as of the date hereof, any and all references to TII Industries, Inc., Industries or terms of similar import contained anywhere in any of the Loan Documents (including the use of the word "Industries" as part of other defined terms) shall be amended and restated to mean and include TII Network Technologies, Inc.

     2. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore made by the Borrower to Lender pursuant to the Loan Documents, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Documents):

          (a) No Event of Default exists or has occurred and is continuing on the date of this amendment.

          (b) Borrower has delivered to Lender a true copy of the amendment to the certificate of incorporation of Industries as certified and issued by the Secretary of State of the State of Delaware, evidencing the name change of TII Industries, Inc. to TII Network Technologies, Inc.

          (c) As soon as practicable following the date hereof, Borrower shall deliver copies of related certifications of name change and/or applications for change of name filed with the Department of State of each state where Borrower is qualified to do business as a foreign corporation (to the extent any such filing is required by applicable law).

          (d) Borrower irrevocably and unconditionally authorizes Lender to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party, and Borrower as debtor, as Lender may require, and including any other information with respect to Borrower or otherwise required by Article 9 of the UCC of such jurisdiction as Lender may determine, together with any amendments and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Lender or its designee as secured party, and Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and Borrower ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Borrower hereby authorizes Lender to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In no event shall Borrower at any time file, or permit to cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and Borrower as debtor. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and any Borrower, as debtor, includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Loan Documents or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.

          (e) This amendment and each instrument required to be executed and delivered by Borrower hereunder has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of contained herein and therein constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.

          (f) Except as specifically set forth herein, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects, the Loan Documents shall continue to remain in full force and effect in accordance with their respective terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by Lender of any other provision of the Loan Documents nor shall anything contained herein be construed as a consent by Lender to any transaction other than that specifically consented to herein.

          (g) The terms and provisions of this amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right benefit or interest under this amendment. This amendment may be signed in counterparts, each of which shall be an original and all of which when taken together shall constitute one amendment. In making proof of this amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

          (h) This amendment sets forth the entire agreement and understanding of the parties with respect to the matter set forth herein. This amendment cannot be changed, modified, amended or terminated except in writing executed by the party to be charged.

     IN WITNESS WHEREOF, GMACCC and Industries have executed this amendment as of the day and year first above written.

                                        TII NETWORK TECHNOLOGIES, INC.,
                                        FORMERLY KNOWN AS TII INDUSTRIES, INC.

                                        By: /s/ Timothy J. Roach
                                            ------------------------------------
                                        Title: President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]

                                        GMAC COMMERCIAL CREDIT LLC

                                        By: /s/ Frank Imperato
                                            ------------------------------------
                                        Title: Senior Vice President

ACKNOWLEDGED AND AGREED:

TII NETWORK TECHNOLOGIES, INC.,
FORMERLY KNOWN AS TII INDUSTRIES, INC.


By: /s/ Timothy J. Roach
    ----------------------------
Title: President